UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 26, 2013

GORDMANS STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34842	26-3171987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12100 West Center Road

Omaha, Nebraska 68144

(Address of principal executive offices, zip code)

(402) 691-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2013, Thomas V. Taylor resigned from the Board of Directors (the “Board”) of Gordmans Stores, Inc. (the “Company”).

On February 26, 2013, the Board appointed T. Scott King as a Class III director of the Company and Chairman of the Board effective immediately. Mr. King was also appointed as Chairman of the Compensation Committee of the Board and to the Nominating and Corporate Governance Committee of the Board to fill the vacancy on the committees resulting from the resignation of Mr. Taylor from the Board.

Mr. King was designated to the Board by Sun Gordmans, LP (“Sun Gordmans”) pursuant to Article Six, Section 6 of the Amended and Restated Certificate of Incorporation of the Company.

Mr. King is a Senior Managing Director of Sun Capital Partners, Inc. (“Sun Capital”), which is an affiliate of our principal stockholder, Sun Gordmans. The Company and Sun Gordmans, along with certain other stockholders of the Company, are parties to a registration agreement. A summary of the material terms of the registration agreement is set forth under the heading “Certain Relationships and Related Party Transactions-Registration Agreement” in the Company’s definitive proxy statement for the 2012 annual meeting of stockholders filed with the Securities and Exchange Commission (“SEC”) on April 27, 2012 (the “2012 Proxy Statement”). The Company is also a party to a services agreement with Sun Capital Partners Management V, LLC, an affiliate of Sun Capital. A summary of the material terms of the services agreement is set forth under the heading “Certain Relationships and Related Party Transactions-Sun Capital Services Agreement” in the 2012 Proxy Statement. In addition, the Amended and Restated Certificate of Incorporation of the Company provides that for so long as affiliates of Sun Capital own 30% or more of the Company’s outstanding shares of common stock, affiliates of Sun Capital will have the right to designate a majority of the Board. A summary of the material terms of the Amended and Restated Certificate of Incorporation of the Company is set forth under the heading “Certain Relationships and Related Party Transactions-Amended and Restated Certificate of Incorporation” in the 2012 Proxy Statement.

Mr. King will not receive any compensation for serving as a director of the Company, except for reimbursement of reasonable out-of-pocket expenses incurred in connection with his service as a member of the Board.

Copies of the registration agreement, services agreement and Amended and Restated Certificate of Incorporation have been filed as Exhibit 10.1, 10.49 and 3.1, respectively, to the Company’s Registration Statement on Form S-1 (No. 333-166436) originally filed with the SEC on April 20, 2010, and are incorporated by reference herein. The descriptions of those documents are qualified in their entirety by reference to such exhibits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GORDMANS STORES, INC.

Date: February 28, 2013	By:	/s/ Michael D. James
		Name:	Michael D. James
		Title:	Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

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